EXHIBIT 10.32


                                  (TRANSLATION)
                          AGREEMENT FOR PLEDGE OF RIGHT
                           TO PAYMENT UNDER INSTRUMENT



                                                Made at Bangkok Metropolitan -
                                                 Bank Public Company Limited

                                           September 24,1996

     THIS AGREEMENT is made by J.M.T DUTY FREE CO., LTD., having residence or office located at No. 888/60-62, --- Lane, Ploenchit Road, Lumpini Sub-District, Pathumwan District, Bangkok Metropolis hereinafter referred to as the "Pledgor", and given to Bangkok Metropolitan Bank Public Company Limited, Head Office hereinafter referred to as the "Bank", to evidence that the Pledgor has agreed to pledge and the Bank has agreed to accept the pledge of the right to payment under the Fixed Deposit Receipt , issued by the Bank to the Pledgor, No. 1950/962 195/96 Account No 3-269-9 dated September 24, 1996 , deposit entry No. 1,3, which having a deposited amount of Baht 25,O00,000 (Twenty five mIllion
Baht), (Fifteen million Baht) and yielding an interest at the rate of 10. 25 per cent per annum (if not withdrawn prior to its maturity date) and which shall be mature on September 24, 1997 , the right to payment under the aforesaid Fixed Deposit Receipt shall be hereinafter referred to as the"Pledged Property", with the terms as follows:

     Clause 1. The Pledgor has pledged the Pledged Property to the Bank to secure all types of indebtedness including accessories thereof, as provided under Section 748 of the Civil and Commercial Code, e.g. interest at the rate of
15.5 per cent per annum and etc., owed by the Pledgor or - to the Bank, whether such indebtednesses incurred or to be incurred prior to, at or after the date hereof, within the limited of Baht 40,000,000 (Forty million Baht).

     Clause 2. On the date hereof, the Pledgor has endorsed the particulars of the pledge in the Pledged Property and delivered, for possession by the Bank, the deposited amount and the Pledged Property.

     Clause 3. As long as the Pledgor and/or still has or have any indebtedness outstanding with the Bank, the Pledgor agrees not to exercise the right, even upon its maturity, to withdraw or commit any act which shall prejudice the right of the Bank in the Pledged Property except only for the withdrawal of the same for making payment of the indebtedness herein secured to the Bank.

     Clause 4. In case the Pledgor and/or - is or are in default of payment of the indebtedness, the Pledgor consents for the Bank to deduct any amount from the Pledged Property for payment of such indebtedness to the Bank.

     Clause 5. The Bank is the debtor under the Pledged Property and also the pledgee thereof. The Bank and the Pledgor, therefore, agree to treat this Agreement as the making of a notice of pledge to the debtor under the instrument.

     The Pledgor has thoroughly read and understood the content hereof, found that it is in accordance with its intention, thus signed or signed with the seal affixed and delivered the same to the bank



          (Seal)



                    Signed         (signature         Pledgor
                           --------------------------
                          (J.M.T.Duty Free Co., Ltd.)


                    Signed         (signature)        Witness
                           ---------------------------
                          (Ms. Rungtip Vongkamjudpai)



                    Signed         (signature)        Wintess
                          ----------------------------
                           (Mr. Saichon Chaeyklin)